Exhibit 99.1

Hycroft Strengthens Board for Its Next Phase of Growth

Adding Four Extraordinary Leaders in the Global Mining Industry

WINNEMUCCA, NV, September 1, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) today welcomes four highly accomplished and respected leaders in the mining industry to our Board of Directors. They are:

●	Richard O’Brien (former Chief Executive Officer and Chief Financial Officer, Newmont Mining Corporation) – Appointed Lead Independent Director

●	Marcelo Godoy (Chief Technology Officer, AngloGold Ashanti plc)

●	Josh Olmsted (former President, Americas, Freeport McMoRan)

●	Blake Rhodes (former General Counsel, Senior Vice President, Newmont Corporation)

These independent director appointments to the Board are effective September 1, 2026. Mr. O’Brien will also be appointed Lead Independent Director. Following these appointments, the Board will be comprised of nine directors.

Diane R. Garrett, Executive Chairman and Chief Executive Officer, commented: “There are Board appointments and then there are moments that reinforce the transformation of the company and underscore the potential significant opportunities ahead. Today is one of those moments. Hycroft is bringing together four extraordinary leaders in the global mining industry, each of whom has earned a level of industry credibility, experience and stature that has helped shape many mining companies. We believe this represents far more than an addition to our Board. This is also an extraordinary vote of confidence in our vision, our asset, our people and the opportunities ahead.

“Over the past several years, Hycroft has built a strong foundation through exploration success, advancement of our technical work towards operation and a strong balance sheet. The addition of Richard, Marcelo, Josh and Blake builds on that progress and further enhances the Board’s breadth of operating, technical, and financial expertise.

“Each individual brings distinctive and highly relevant experience. Collectively, they have led major mining companies, operated large-scale mines, advanced complex technical projects and executed transformational transactions. Their perspectives, expertise and leadership will be invaluable as Hycroft continues to advance our asset and realize its significant potential.

“Richard’s appointment as Lead Independent Director brings to Hycroft a proven leader with extensive experience chairing and guiding public company boards through periods of growth and transformation. His leadership and perspective will be particularly valuable as Hycroft advances through its next phase. I want to thank Thomas Weng for his leadership as Lead Independent Director and for the important role he has played in helping Hycroft reach this point. I look forward to continuing to work with Thomas as a member of the Board.”

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Richard O’Brien

Mr. O’Brien has more than 40 years of leadership experience across the mining and energy industries, including more than two decades in chief executive, chief financial, and chief operating officer positions. He served as President and Chief Executive Officer of Newmont Mining Corporation from 2007 to 2013, after serving as Chief Financial Officer from 2005 to 2007. From 2013 to 2015, he served as President and Chief Executive Officer of Boart Longyear Group Ltd., one of the world’s leading providers of drilling services and equipment to the mining industry. He currently serves as a director on the boards of Vulcan Materials Co. and the Saudi Arabian Mining Co. Previously, he served on the board of Xcel Energy Inc., as Chair of New Gold Inc. from July 2024 until its acquisition by Coeur Mining Inc. earlier this year, and as Chair of Pretium Resources Inc. from 2019 until its acquisition by Newcrest Mining Ltd. in 2022. He received his Juris Doctor from Lewis and Clark College in Portland, Ore., and a bachelor’s degree in economics from the University of Chicago.

Marcelo Godoy

Mr. Godoy has spent more than 20 years in the mining industry and currently serves as Executive Vice President and Chief Technology Officer of AngloGold Ashanti plc, a role he has held since 2021. During his time at AngloGold Ashanti plc, Mr. Godoy has improved the company’s operating performance, project delivery, and forecast reliability. Previously, he was Senior Vice President, Exploration at Newmont Corporation. Prior to Newmont Corporation, he was Mining Sector Leader for Golder Associates in South America, managing major feasibility studies and reserve compliance audits for some of the world’s largest mining companies. He holds a Ph.D. in Strategic Mine Planning from The University of Queensland.

Josh Olmsted

Mr. Olmsted brings nearly 30 years of operational leadership experience from Freeport-McMoRan, most recently as Senior Advisor, Americas, following five years as President and Chief Operating Officer, Americas. In this role, Mr. Olmsted oversaw Freeport-McMoRan’s copper mining operations across North and South America, as well as the Climax molybdenum business. Earlier in his career he led Freeport-McMoRan’s copper operations and its Morenci Operations, one of the largest copper mines in North America. He currently serves as a director of Sociedad Minera Cerro Verde S.A.A. He holds a degree in Mine Engineering from the Colorado School of Mines.

Blake Rhodes

Mr. Rhodes brings 30 years of leadership experience primarily from Newmont Corporation, where he held several senior leadership positions, including General Counsel, Senior Vice President of Indonesia, and Senior Vice President, Strategic Development, overseeing mergers and acquisitions. He played a central role in several of Newmont Corporation’s most significant strategic initiatives, including the acquisition of Goldcorp Inc. and the formation of the Nevada Gold Mines joint venture. He currently serves as a director on the boards of Triple Flag Precious Metals Corp. and ERDA Resource Opportunities Inc. Mr. Rhodes holds a Bachelor of Business Administration from Iowa State University and a Doctor of Jurisprudence from the University of Pennsylvania.

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About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier-1 mining jurisdiction. With a long history of heap leach operations, Hycroft is advancing to the next phase of operations for processing sulfide mineralization. In addition, Hycroft is engaged in a robust exploration drill program (2025-2026 Exploration Drill Program) to expand and advance the two new high-grade silver systems, Brimstone and Vortex. These discoveries represent a significant value driver for the Hycroft Mine.

For Further Information

Investor Relations:

E: info@hycroftmining.com

P: 775-245-0564

Media:

E: media@hycroftmining.com

P: 775-245-0564

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements in this news release include, without limitation, statements regarding the Company’s strategy, goals, expected contributions of newly appointed directors, and other statements that are not historical facts. For a discussion of risks and other factors that might impact forward-looking statements, see the Company’s Annual Report on Form 10-K for the most recent fiscal year and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission under the heading “Risk Factors.” The Company does not undertake any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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